UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2014

VERSO PAPER CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

VERSO PAPER HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 3, 2014, Verso Paper Corp., a Delaware corporation (“Verso”), Verso Merger Sub Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Verso (“Merger Sub”), and NewPage Holdings Inc., a Delaware corporation (“NewPage”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into NewPage on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with NewPage surviving the Merger as an indirect, wholly owned subsidiary of Verso.

The Merger Agreement provides for NewPage’s equity holders to receive consideration (the “Merger Consideration”) consisting of (a) $250 million in cash, most of which will be paid to the stockholders as a special dividend prior to closing and the remainder of which will be paid at closing, (b) $650 million aggregate principal amount of new Verso first lien notes to be issued at closing, and (c) shares of Verso common stock to be issued at closing representing 20% (subject to potential adjustment up to 25% under certain circumstances described below) of the sum of the outstanding shares of Verso common stock as of immediately prior to closing and the shares, if any, underlying vested, in-the-money stock options as of the signing of the Merger Agreement. The amount of Verso first lien notes that NewPage’s equity holders will receive as consideration is subject to downward adjustment, in an amount not to exceed $27 million in value, based on certain payments made by NewPage between September 30, 2013, and the closing. The percentage of Verso common stock that NewPage’s equity holders will receive as consideration is subject to upward adjustment, at the rate of 0.5% per month in 2014 or 1.5% per month in 2015, to a maximum of 25% of the sum of the outstanding shares of Verso common stock as of immediately prior to closing and the shares, if any, underlying vested, in-the-money stock options as of the signing of the Merger Agreement, if the closing does not occur on or before August 31, 2014, and the reason for the failure to close by such date, or any subsequent delay in closing after such date, is solely the result of Verso’s failure to take certain actions to satisfy closing conditions.

Upon the closing of the Merger, each share of NewPage common stock outstanding immediately prior to the closing, other than shares held by NewPage’s stockholders who effectively exercise appraisal rights under Delaware law, will be canceled and extinguished and be converted automatically into the right to receive the Merger Consideration. The Merger Agreement provides that each share of NewPage common stock owned directly or indirectly by Verso or Merger Sub or any of their respective subsidiaries and each share of NewPage common stock held directly or indirectly by NewPage or any of its subsidiaries will be cancelled, retired and cease to exist, and no consideration will be delivered in exchange for such cancellation and retirement.

The Merger Agreement contains customary representations and warranties made by each party. In addition, the Merger Agreement contains customary covenants, including covenants (a) prohibiting NewPage from soliciting or initiating discussions with third parties regarding competing transactions, (b) prescribing the conduct of each party’s respective businesses between signing and closing, (c) outlining each party’s efforts to obtain applicable regulatory approvals to the Merger, (d) regarding Verso’s efforts to obtain debt financing for the Merger and NewPage’s cooperation with respect thereto, and (e) relating to efforts by two of Verso’s subsidiaries, Verso Paper Holdings LLC and Verso Paper Inc., in conducting exchange offers and related consent solicitations (collectively, the “Exchange Offers”) with respect to their outstanding 8.75% Second Priority Senior Secured Notes due 2019 and 11 3⁄8% Senior Subordinated Notes due 2016 (collectively, the “Verso Junior Notes”).

The boards of directors of Verso and NewPage have unanimously authorized and approved the Merger and declared it advisable that they enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement. The consummation of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of NewPage common stock and the approval of the issuance of Verso common stock as part of the Merger Consideration by the affirmative vote of the holders of at least a majority of the shares of Verso common stock at a meeting called for such purpose. Concurrently with the execution and delivery of the Merger Agreement, certain of NewPage’s stockholders owning a majority of the outstanding shares of NewPage common stock entered into support agreements with NewPage and Verso (each a “Support Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, such stockholders have agreed to vote their shares of NewPage common stock or execute a written consent in favor of the adoption and approval of the Merger Agreement. In addition, Verso Paper Management LP (the “Verso Stockholder”), which owns a majority of the outstanding shares of Verso common stock, entered into a voting agreement with NewPage and Verso (the “Voting Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, the Verso Stockholder has agreed to vote its shares of Verso common stock in favor of the issuance of Verso common stock as part of the Merger Consideration. The consummation of the Merger is subject to additional conditions, including (a) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (b) the receipt by NewPage of the proceeds of the debt financing, (c) the replacement of NewPage’s existing asset based loan facility, (d) the amendment or replacement of Verso’s existing credit facilities, (e) the consummation of the Exchange Offers, (f) the approval by Verso’s stockholders of the issuance of Verso common stock as part of the Merger Consideration, and (g) the receipt of solvency opinions for both Verso and NewPage.

The Merger Agreement contains termination rights for both NewPage and Verso. Upon termination of the Merger Agreement in certain circumstances, (a) Verso may be obligated to pay a fee of $27 million (50% in cash and 50% in newly issued notes), and (b) NewPage may be obligated to pay Verso a termination fee of $27 million in cash. Under certain circumstances, NewPage will be obligated to pay Verso the termination fee if, during the 12-month period following termination of the Merger Agreement, NewPage consummates an alternative transaction.

In connection with the Merger Agreement, on January 3, 2014, two of Verso’s subsidiaries, Verso Paper Finance Holdings LLC and Verso Paper Holdings LLC, entered into amendments (the “Credit Agreement Amendments”) to their existing cash flow revolving credit facility and their existing asset-based revolving credit facility (the “Existing Credit Facilities”). Under the Credit Agreement Amendments, (a) the lenders under the Existing Credit Facilities consented to the Merger and the other transactions contemplated by the Merger Agreement, including the incurrence of certain indebtedness in connection therewith, (b) the lenders consented to amendments to allow the sale and/or financing of certain non-core assets, and (c) the parties agreed to amend the Existing Credit Facilities to allow for certain other transactions upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement. The pricing terms, maturities and commitments under the Existing Credit Facilities remain unchanged.

The foregoing summaries of the Merger Agreement (including the Merger and other transactions contemplated thereby), the Support Agreements, the Voting Agreement, and the Credit Agreement Amendments do not purport to be complete descriptions and are qualified in their entirety by reference to the terms and conditions of the Merger Agreement, the Support Agreements, the Voting Agreement, and the Credit Agreement Amendments, copies of which are included as exhibits to this report and are incorporated herein by reference.

The Merger Agreement has been included in this report to provide investors and stockholders with information regarding its terms and conditions. It is not intended to provide any other factual information about Verso, Merger Sub or NewPage. The representations, warranties and covenants contained in the Merger Agreement were made only for its purposes, were made as of specific dates, and were made solely for the benefit of the parties to the Merger.

Item 7.01	Regulation FD Disclosure

Verso First Lien Notes

Verso’s new first lien notes that are to be issued as part of the Merger Consideration will be registered and in most material respects identical to its existing first lien notes, with certain additional and more restrictive covenants, as well as more limited issuer redemption rights. A form of the indenture that will govern the new first lien notes is included as an exhibit to this report and is incorporated herein by reference.

Other Agreements

An affiliate of the Verso Stockholder, Apollo Global Management, LLC, will be subject to a lock-up agreement that will (a) restrict it and its affiliates from buying or selling any existing debt or equity securities of Verso or its subsidiaries between the signing of the Merger Agreement and the closing of the Merger, and (b) require it and its affiliates to tender and provide consents with respect to any and all Verso Junior Notes that they own in the Exchange Offers.

Apollo Global Management, LLC and the parent of the Verso Stockholder have agreed to make certain filings and take certain actions with respect to obtaining certain regulatory approvals in connection with the Merger.

Verso will be subject to a cooperation agreement which will require Verso to assist with marketing the new Verso first lien notes issued as part of the Merger Consideration.

Subject to certain conditions, Verso has agreed to use commercially reasonable efforts to, or to cause one or more of its subsidiaries to, obtain a bank commitment for at least $65 million, which will be secured by certain assets that Verso believes are not essential to its businesses and are permitted by its existing debt agreements to be sold.

Verso has agreed to extend an offer to one member of the board of directors of NewPage who is willing to serve and who has prior senior executive-level experience in the pulp, paper and packaging manufacturing industries to serve on Verso’s board of directors for at least one full three-year term after closing. If such individual agrees to serve as a director of Verso, Verso has agreed to use its reasonable best efforts to cause such individual to be appointed to Verso’s board of directors and to cause such individual to be elected as a director of Verso at the first annual meeting of stockholders of Verso after the closing.

Press Releases

On January 6, 2014, Verso and NewPage issued a joint press release announcing that they have entered into the Merger Agreement and providing information regarding the Merger. A copy of the press release is included as an exhibit to this report and is incorporated herein by reference.

In addition, on January 6, 2014, and in connection with the Merger, Verso issued a press release announcing that Verso Paper Holdings LLC and Verso Paper Inc. will conduct the Exchange Offers commencing on or about January 13, 2014. A copy of the press release is included as an exhibit to this report and is incorporated herein by reference.

This information is being furnished under Item 7.01 of this report to comply with Regulation FD. Such information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Verso’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Statement on Cautionary Factors

In this current report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and other similar expressions. Forward-looking statements include all statements relating to the Merger and related transactions, the outlook for Verso’s or NewPage’s businesses, performance and opportunities, the anticipated receipt and timing of governmental and other approvals relating to the Merger and the related transactions, the expected timing of the completion of the Merger, the ability to complete the Merger considering the various closing conditions, the expected timing of the commencement and completion of the Exchange Offers, the ability to complete the Exchange Offers, and any assumptions underlying any of the foregoing. Forward-looking statements are based on currently available business, economic, financial, legal and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso and NewPage. Actual results, performance or achievements could vary materially due to a number of known and unknown risks and uncertainties that may affect Verso or NewPage and their respective businesses and may cause such actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include those pertaining to the timing of the Merger, the possibility that competing offers will be made or an alternative transaction may be undertaken, the possibility that various closing conditions for the Merger may not be satisfied or waived (including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger), the potential effects of disruption from the Merger making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, other business effects (including the effects of industry, economic or political conditions outside of Verso’s or NewPage’s control), transaction costs, actual or contingent liabilities, and other risks and uncertainties discussed in reports and documents filed by Verso or NewPage with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on forward-looking statements. Verso does not undertake any obligation to update any forward-looking statement made in this report to reflect new information, future developments, actual outcomes or otherwise, except as expressly required by law.

All of the materials relating to the Merger that are filed by Verso with the Securities and Exchange Commission (the “SEC”) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders also may obtain free copies of the documents filed by Verso with the SEC on the Investor Relations section of Verso’s website at www.versopaper.com.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of January 3, 2014, among Verso Paper Corp., Verso Merger Sub Inc., and NewPage Holdings Inc. The exhibits and schedules to this document have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Consent and First Amendment to Credit Agreement dated as of January 3, 2014, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, and the lenders signatory thereto.

10.2	Consent and First Amendment to Credit Agreement dated as of January 3, 2014, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, and the lenders signatory thereto.

99.1	Support Agreement (form) dated as of January 3, 2014, among NewPage Holdings Inc., Verso Paper Corp., and certain stockholders of NewPage Holdings Inc.

99.2	Voting Agreement dated as of January 3, 2014, among NewPage Holdings Inc., Verso Paper Corp., and Verso Paper Management LP.

99.3	Indenture (form) among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee.

99.4	Press release issued jointly by Verso Paper Corp. and NewPage Holdings Inc. on January 6, 2014.

99.5	Press release issued by Verso Paper Corp. on January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2014

VERSO PAPER CORP.

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

VERSO PAPER HOLDINGS LLC

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary